EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-253816) of Intercontinental Exchange, Inc.,

(2)Registration Statement (Form S-4 No. 333-265709) of Intercontinental Exchange, Inc.,

(3)Registration Statement (Form S-8 No. 333-264955) pertaining to the Intercontinental Exchange, Inc. 2022 Omnibus Employee Incentive Plan and the Intercontinental Exchange, Inc. 2022 Omnibus Non-Employee Director Incentive Plan,

(4)Registration Statement (Form S-8 No. 333-225065) pertaining to the Intercontinental Exchange, Inc. 2018 Employee Stock Purchase Plan,
(5)Registration Statement (Form S-8 No. 333-218169) pertaining to the Intercontinental Exchange, Inc. 2017 Omnibus Employee Incentive Plan, and
(6)Registration Statement (Form S-8 No. 333-192301) pertaining to the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan, the IntercontinentalExchange Group, Inc. 2013 Omnibus Non-Employee Director Incentive Plan, the IntercontinentalExchange, Inc. 2009 Omnibus Incentive Plan, the IntercontinentalExchange, Inc. 2003 Restricted Stock Deferral Plan for Outside Directors, the IntercontinentalExchange, Inc. 2000 Stock Option Plan, and the NYSE Euronext Omnibus Incentive Plan;

of our reports dated February 2, 2023, with respect to the consolidated financial statements of Intercontinental Exchange, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Intercontinental Exchange, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Intercontinental Exchange, Inc. for the year ended December 31, 2022.
/s/ Ernst & Young LLP
Atlanta, Georgia
February 2, 2023